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                SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C.  20549


                             FORM 8-K


                     CURRENT REPORT PURSUANT
                    to Section 13 or 15(d) of
               THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report: DECEMBER 18, 1996


                    LOGAN INTERNATIONAL CORP.
      (Exact name of Registrant as specified in its charter)


                            Washington
                     (State of Incorporation)


          0-26354                                     91-1636980
(Commission File Number)                (I.R.S. Employer Identification No.)


 #108 - 1201 SW 7th Street, P.O. Box 860, Renton, WA, 98055-0860
 (Address of principal executive offices, including postal code)


                          (206) 271-3550
       (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 16, 1996, Logan International Corp. (the "Company") completed the indirect acquisition of an outstanding loan to Enviropur Waste Refining and Technology, Inc. (the "Loan") from Arbatax International Inc. ("Arbatax") for $2,425,000. The purchase price was paid out of Logan's cash reserves. The Company subsequently sold the Loan to ICHOR Corporation ("ICHOR") on December 17, 1996 in exchange for 2,500,000 common shares of ICHOR at an issue price of $0.40 per share and a secured promissory note in the amount of $1,425,000 which, among other things, matures three years after the date of issuance and accrues interest at the rate of 8% per annum.

As at December 16, 1996, the Loan was in default with approximately $5.0 million outstanding thereunder. Certain assets of the borrower, consisting of a waste oil refining facility near Chicago, Illinois (the "Facility") which converts waste oil into re-refined lube oil and processes and disposes of oily waste waters, are scheduled to be sold at a court ordered auction. ICHOR, as the indirect holder of the Loan, is entitled to the proceeds of such sale, up to the amount owing under the Loan, or alternatively, can bid for the Facility and set-off the purchase price against the outstanding amount of the Loan.

As a result of these transactions, the Company now owns approximately 50.3% of the outstanding shares of common stock of ICHOR. ICHOR is an environmental remediation company based in Pittsburgh, Pennsylvania whose shares of common stock are listed on the NASDAQ SmallCap Market. ICHOR provides services relating to the remediation of facilities that have been contaminated by hazardous substances. These services include contamination assessment, remediation design and engineering, decontamination activities, and health and safety services. Michael J. Smith, Jimmy S.H. Lee and Leonard Petersen are directors and officers of the Company and of ICHOR. Jimmy S.H. Lee and Michael J. Smith are also directors and officers of Arbatax. The terms of the above-mentioned transactions were approved by the disinterested directors of Arbatax, the Company and ICHOR, respectively.

ITEM 5.  OTHER EVENTS.

On December 16, 1996, the Company completed the issuance of 4,172,082 shares of common stock of the Company to Arbatax at a price of $0.58 per share or an aggregate of $2,425,000. Prior to such acquisition, Arbatax owned 3,300,695 shares of common stock of the Company. In addition, Arbatax controls Drummond Financial Corporation which owns all of the outstanding Preferred Stock, Series B of the Company. As a result of the foregoing transaction, Arbatax now owns 7,472,777 shares of common stock of the Company, being approximately 69.0% of the issued and outstanding shares of common stock of the Company. Michael J. Smith and Jimmy S.H. Lee, officers and directors of the Company, are also officers and directors of Arbatax. The terms of the agreement were approved by the disinterested directors of Arbatax and the Company.






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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits:

      Exhibit
      Number                          Description
      -------                         -----------

       2.1           Subscription Agreement between Logan International Corp.
                     and Arbatax International Inc. dated for reference December 2, 1996. Incorporated by reference to Schedule 13D/A (Amendment No. 1) dated December 16, 1996.

       2.2           Assignment Agreement between Logan International Corp.
                     and Arbatax International Inc. dated effective December 2, 1996.

       2.3 Purchase and Sale Agreement between Logan International Corp. and ICHOR Corporation dated December 13, 1996.


                            SIGNATURES
                            ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   LOGAN INTERNATIONAL CORP.


                                   By:  /s/ Michael J. Smith
                                      ---------------------------------
                                      Michael J. Smith, Chief Financial
                                      Officer and Director


Date:  December 20, 1996













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                          EXHIBIT INDEX
                          -------------

      Exhibit
      Number                          Description
      -------                         -----------

       2.1           Subscription Agreement between Logan International Corp.
                     and Arbatax International Inc. dated for reference December 2, 1996. Incorporated by reference to Schedule 13D/A (Amendment No. 1) dated December 16, 1996.

       2.2           Assignment Agreement between Logan International Corp.
                     and Arbatax International Inc. dated effective December 2, 1996.

       2.3 Purchase and Sale Agreement between Logan International Corp. and ICHOR Corporation dated December 13, 1996.